UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 7, 2019 (May 3, 2019)

JOHNSON CONTROLS INTERNATIONAL PLC

(Exact Name of Registrant as Specified in its Charter)

Ireland	001-13836	98-0390500
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Albert Quay

Cork, Ireland

(Address of Principal Executive Offices)

Registrant’s Telephone Number, including Area Code: 353-21-423-5000

Not Applicable

(Former name or former address, if changed since last report)

Securities Registered Pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Ordinary Shares, Par Value $0.01	JCI	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.04.	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On May 3, 2019, Johnson Controls International plc (the “Company”) launched a tender offer to purchase from its stockholders up to $4,000,000,000 in value of the Company’s ordinary shares, par value $0.01 per share (the “Shares”), at a single per-Share purchase price not greater than $40.00 nor less than $36.00, to the tendering shareholder in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions described in the Offer to Purchase dated May 3, 2019 (the “Offer to Purchase”) and in the related Letter of Transmittal (which together, as they may be amended or supplemented from time to time, constitute the “Offer”). The Offer is scheduled to expire at 11:59 p.m., New York City time, on May 31, 2019, unless the Offer is extended.

On May 3, 2019, the Company received notice from the plan administrator that in connection with the Offer, eligible participants in the Johnson Controls Retirement Savings and Investment Plan, the Johnson Controls Select Hourly Retirement Savings and Investment Plan and the Johnson Controls Federal Systems, Inc. Retirement Savings Plan (collectively, the “Plans”) who choose to participate in the Offer will not be able to effect certain transactions with respect to their Plan’s Company stock fund, including exchanges out, loans, withdrawals and distributions into or out of the Company stock fund (the “Participant Restrictions”).

If the Participant Restrictions apply to 50% or more of the participants in the Plans for a period of more than three consecutive business days, a blackout period would arise under Section 306(a) of the Sarbanes-Oxley Act of 2002 and Regulation BTR. During any blackout period, directors and executive officers of the Company would be prohibited from purchasing, selling, or otherwise acquiring or transferring, directly or indirectly, any equity security of the Company acquired in connection with their employment as an executive officer or services as a director of the Company (or any successor or subsidiary thereof).

It is currently unknown whether a blackout period will arise in connection with the Offer, because we cannot determine at this time whether 50% or more of the participants in the Plans will make, and not revoke, an election to participate in the Offer. If a blackout period does arise because this 50% threshold is met, the blackout period could begin as soon as 4:00 p.m., New York City time, on May 28, 2019, and could extend through June 14, 2019.

On May 7, 2019, in accordance with Section 306(a) of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR, the Company sent a blackout trading restriction notice to its directors and executive officers informing them that they may be prohibited from purchasing, selling or otherwise acquiring or transferring, directly or indirectly, any equity security of the Company acquired in connection with their employment as an officer or services as a director, but only if a blackout period actually arises pursuant to Section 306(a) of the Sarbanes-Oxley Act of 2002 and Regulation BTR.

A copy of the blackout trading restriction notice to directors and executive officers of the Company, which includes the information required by Rule 104(b) of Regulation BTR, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Additional Information Regarding the Offer

Neither this report nor the exhibit hereto is a recommendation to buy or sell any of the Company’s securities and shall not constitute an offer to purchase or the solicitation of an offer to sell any securities of the Company. The Offer is being made exclusively pursuant to the Offer to Purchase, the related letter of transmittal and other related materials filed as part of the tender offer statement on Schedule TO (the “Schedule TO”). The offer materials are being sent to holders of the Shares. Holders may also obtain free copies of the offer materials online at the website of the SEC at www.sec.gov as exhibits to the Schedule TO filed by the Company with the SEC or from the Company’s information agent in connection with the Offer.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Notice to Directors and Executive Officers of Johnson Controls International plc Regarding the Potential Complete Blackout in Transactions Involving Equity Securities of Johnson Controls International plc, dated May 7, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHNSON CONTROLS INTERNATIONAL PLC

By:	/s/ Michael R. Peterson
Name:	Michael R. Peterson
Title:	Vice President and Corporate Secretary

Date: May 7, 2019

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